UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2024, Adtran Networks SE (“Adtran Networks”), a majority-owned subsidiary of ADTRAN Holdings, Inc. (the “Company”), entered into an amendment (the “Dopfer Amendment”) to its employment agreement with Ulrich Dopfer, the Chief Financial Officer of the Company and a member of the management board of Adtran Networks. On the same day, Adtran Networks also amended its employment agreement (together with the “Dopfer Amendment”, the “Amendments”) with Christoph Glingener, the Company’s Chief Technology Officer (“CTO”) and the CTO and a member of the management board of Adtran Networks (together with Mr. Dopfer, the “Executives”). The Amendments extend the term of each Executive’s employment agreement through December 31, 2025. In addition, as previously disclosed in the Company’s Form 8-K filed on December 5, 2023, Adtran Networks temporarily decreased the Executives’ salaries by 25% from November 1, 2023 through July 31, 2024, in connection with the Company’s previously announced Business Efficiency Program. While other employees received stock options at the time that the Company implemented salary reductions across much of the workforce, the Company was unable to grant the Executives stock options as a result of certain German law considerations. As a result, and as reflected in the Amendments, Adtran Networks has elected to reverse the effect of the prior salary reductions, which amounted to a total of $76,875 for Mr. Dopfer ($17,083 during the last two months of 2023, plus $59,792 during the first seven months of 2024) and a total of €62,771 for Mr. Glingener (€13,625 during the last two months of 2023, plus €49,146 during the first seven months of 2024). This reversal will result in Mr. Dopfer and Mr. Glingener receiving a total salary in 2024 of $427,083 and €350,625, respectively. The portion of the increase in the Executives’ base salaries attributable to the reversal of the reduction in salary during last two months of 2023 will not apply in fiscal 2025 or beyond, with the annual base salaries consequently reverting to $410,000 for Mr. Dopfer and €337,000 for Mr. Glingener beginning on January 1, 2025. The Amendments further provide that the Executives will each continue to be eligible to receive an annual grant of an incentive cash bonus award tied to the Company’s total revenue and adjusted earnings before interest and taxes (“Adjusted EBIT”), as well as annual grants of time-based restricted stock units (“RSUs”) and performance stock units based on the Company’s relative total shareholder return (“relative TSR”) compared to the Nasdaq Telecommunications Index (the “market-based PSUs”), with the targeted size of the annual RSU grant and market-based PSU grant to equal, in each case, 40% of the Executive’s base salary. The Amendments provide, however, that, with respect to the RSUs and market based PSUs granted to the Executives on January 26, 2024, there was a downward adjustment from the targeted amounts due to the number of shares then available under the Company’s 2020 Employee Stock Incentive Plan, with Mr. Dopfer receiving grants of 13,321 RSUs and 13,321 market-based PSUs, and Mr. Glingener receiving grants of 12,044 RSUs and 12,044 market-based PSUs. The RSUs, which are settled in shares of common stock, are scheduled to vest ratably over four years from the date of grant, subject to the Executive continuing to be employed on the applicable vesting date. With respect to the market-based PSUs granted in 2024, the Executives may earn shares ranging from 0% to 150% of the target number of market-based PSUs based on the Company’s relative TSR performance compared to its peer group over a three-year performance period, with no shares earned where relative TSR performance is less than the 30th percentile of the peer group and 150% of the target number of shares earned if TSR performance equals or exceeds the 80th percentile of the peer group (with interpolation between such levels of performance as set forth in the Amendments). The market-based PSUs are, however, subject to a 100% payout cap in the event that the Company’s relative TSR out-performs the Nasdaq Telecommunications Index, but the Company’s TSR is negative. The Executives receive dividend credits in connection with their market-based and three-year performance-based PSUs (as defined below and, together with the market-based PSUs, the “PSUs”)), provided that dividends are declared and paid to the Company’s stockholders, which credits are distributed in cash upon issuance of the shares that are earned pursuant to the relevant PSU award.

The Amendments also reflect the prior grant to the Executives on May 24, 2023 of (i) performance-based PSU awards based on the Company’s Adjusted EBIT over a performance period beginning on the date of grant and ending on December 31, 2025 (the “three-year performance-based PSUs”) and (ii) a one-time integration award, comprised of performance-based PSUs and cash bonus award amounts, based on the achievement of cost savings and individual goals during the period beginning on the grant date and ending on December 31, 2024 (the “integration award”). The three-year performance-based PSUs and the integration awards are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2024.

Finally, the Amendments provide that each of the Executives’ total annual remuneration is capped at €2,800,000.

The foregoing description of the Amendments is not complete and is qualified in their entirety by each of the Amendments, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Nineteenth Amendment to Employment Agreement, dated August 27, 2024, by and between Adtran Networks SE and Christoph Glingener
10.2	Tenth Amendment Employment Agreement, dated August 27, 2024, by and between Adtran Networks SE and Ulrich Dopfer
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	August 30, 2024	By:	/s/ Ulrich Dopfer
Ulrich Dopfer Chief Financial Officer